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                                                                   EXHIBIT 99.1

FOR MORE INFORMATION:
Chris Watson
Vice President, Marketing
S1 Corporation
(404) 923-6775
Chris.Watson@s1.com


                 S1 ANNOUNCES ORGANIZATION ALIGNMENT AND REPORTS
                   PRELIMINARY RESULTS FOR THIRD QUARTER 2005

 - NEW ORGANIZATION REDUCES COSTS WHILE CREATING BUSINESS UNITS AROUND CUSTOMERS
                           AND ADDRESSABLE MARKETS -

ATLANTA - OCTOBER 17, 2005 - S1 Corporation (NASDAQ:SONE), a leading provider of front-office solutions for financial institutions, announced today changes to its organization that will reduce operating costs and more effectively align the company with the needs of its customers. Under the new structure, S1 is organizing in business units, each of which will be designed around solution sets and addressable markets.

"We believe this new organization, which creates highly focused, nimble teams, will enable us to focus on customer satisfaction and position S1 for long-term success with its customers, shareholders and employees," said James S. Mahan, III, CEO and Chairman of S1 Corporation. "Our strategy of being the leading front-office provider for financial institutions remains at the forefront of business decisions and growth plans, and this structure improves our ability to execute more effectively against that strategy."

Matt Hale, who will also retain his current role as CFO, will actively lead the organization responsible for the North American retail banking, global wholesale banking and insurance markets. Johann Dreyer, the head of the recently acquired Mosaic Software business, will lead the organization serving the community financial, international retail banking, and global ATM/POS markets. The FRS and Edify businesses will be led by Greg Orenstein, who has been actively engaged with these organizations since their acquisitions into the S1 family.

The Company expects this realignment to reduce its annual operating expenses by $20 to $22 million by the end of the year. The expense reduction results from an approximate 8% reduction in employee headcount as well as consolidation of some facilities. The Company expects to


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record non-recurring charges of between $14 million and $15 million during the third and fourth quarters, and approximately $10 million of these charges will reduce cash during Q4. The Company estimates that $8.0 million of these non-recurring charges will be paid in the fourth quarter of 2005, with the remainder being paid over the following 20 quarters.

PRELIMINARY FINANCIAL RESULTS:

The Company also announced that it expects revenues for the quarter ended September 30, 2005 to be in the range of $57 million to $58 million, and its Financial Institutions segment revenues to be approximately $47 million to $48 million, below previous guidance. The Company will provide further details regarding third quarter revenue during its earnings call scheduled for November 3, 2005.

The Company anticipates reporting a loss in the third quarter in a range of $0.09 to $0.10 per share, which includes approximately $3.5 million of non-recurring charges. Excluding these non-recurring charges, the Company anticipates the Financial Institutions segment will report a loss of between $0.04 and 0.05 per share. As of September 30, 2005, the Company had Cash and Short-Term Investments of $102 million.

The company will further discuss the financial results and organizational structure on its quarterly financial call, scheduled for November 3, 2005 at 5:00 p.m. EST. The call will be webcast live for investors and other interested parties, and a replay will be available two hours after the conference is complete. To gain access to the conference webcast, visit www.s1.com, enter the Investor Relations section and click on the webcast icon.

ABOUT S1 CORPORATION

S1 Corporation is a leading global provider of integrated front-office applications for more than 4,000 banks and insurance providers around the world. Comprised of applications that address virtually every market segment and delivery channel, S1 solutions help integrate and optimize an institution's entire front office, resulting in increased operational efficiencies, revenue opportunities and overall customer satisfaction. S1 is the only provider with the proven experience, breadth of products and financial strength to empower financial services companies' enterprise strategies. Additional information about S1 is available at www.s1.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations


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and business. The words "believes," "expects," "may," "will," "should,"
"projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.

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